                                                                    Exhibit 99.1

                        Form 4 Joint Filer Information

Names of the Reporting Persons: *  Coliseum Capital Management, LLC, a Delaware
                                   limited liability company ("CCM");

                                *  Coliseum Capital, LLC, a Delaware
                                   limited liability company ("CC");

                                *  Coliseum Capital Partners, L.P., a Delaware
                                   limited partnership ("CCP");

                                *  Coliseum Capital Partners II, L.P., a Delaware
                                   limited partnership ("CCP2" and, together with
                                   CCP, the "Funds");

                                *  Blackwell Partners, LLC, a Georgia
                                   limited liability company ("Blackwell");

                                *  Adam Gray; and

                                *  Christopher Shackelton, a member of the board
                                   of directors of The Providence Service
                                   Corporation.

Address for each of the Reporting          Metro Center, 1 Station Place,
Persons, except Blackwell:                 7th Floor South, Stamford, CT 06902

Address for Blackwell:                     c/o DUMAC, LLC, 406 Blackwell Street,
                                           Suite 300, Durham, NC 27701

Date of Earliest Transaction               August 12, 2013
Required to be Reported:

Designated Filer for each of the           Coliseum Capital Management, LLC
Reporting Persons:

Issuer & Ticker Symbol for each            The Providence Service Corporation;
 of the Reporting Persons:                 PRSC

Title of Non-Derivative Security           Common Stock $0.001 par value
for each of the Reporting Persons:         (the "Stock)

Non-Derivative Securities                  CCP2 acquired the Stock as follows:
Acquired or Disposed:

Transaction Date   Amount of Securities   Price   Amount of Securities
                   Acquired                       Beneficially Owned by Reported
                                                  Persons Following Reported
                                                  Transactions

-------------------------------------------------------------------------------
8/12/2013          212,604(1)             $28.71     2,322,350(4)
-------------------------------------------------------------------------------

CCP disposed the Stock as follows:

Transaction Date   Amount of Securities   Price   Amount of Securities
                   Disposed                       Beneficially Owned by Reported
                                                  Persons Following Reported
                                                  Transactions

-------------------------------------------------------------------------------
8/12/2013          144,783(2)             $28.71     2,322,350(4)
-------------------------------------------------------------------------------

Blackwell disposed the Stock as follows:

Transaction Date   Amount of Securities   Price   Amount of Securities
                   Disposed                       Beneficially Owned by Reported
                                                  Persons Following Reported
                                                  Transactions

-------------------------------------------------------------------------------
8/12/2013          67,821(3)             $28.71     2,322,350(4)
-------------------------------------------------------------------------------

(1) CCP2 acquired 144,783 shares of Stock from CCP and 67,821 shares of Stock from Blackwell.  These transfers were internal cross-trades not done on the open market.

(2) CCP sold 144,783 shares of Stock to CCP2.  This transfer was an internal cross-trade not done on the open market.

(3) CCP sold 67,821 shares of Stock to CCP2.  This transfer was an internal cross-trade not done on the open market.

(4) These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam
Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the
Funds and Blackwell due to CCM's right to receive performance-related fees
Blackwell and CC's right to receive performance-related fees from the Funds.
Each of Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM
disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer. Following the transaction reported herein,
 Blackwell directly beneficially owned 655,404 shares of Stock, CCP directly beneficially owned 1,311,558 shares of Stock and CCP2 directly beneficially owned 355,388 shares of Stock.

Christopher Shackelton                /s/ Christopher Shackelton            August 14, 2013
                                      -----------------------------------   ----------------
                                      **Signature of Reporting Person            Date

Coliseum Capital Management, LLC      /s/ Christopher Shackelton, Manager   August 14, 2013
                                      -----------------------------------   ----------------
                                      **Signature of Reporting Person            Date

Coliseum Capital, LLC                 /s/ Christopher Shackelton, Manager    August 14, 2013
                                      -----------------------------------    ---------------
                                      **Signature of Reporting Person            Date

Coliseum Capital Partners, L.P.       /s/ Christopher Shackelton, Manager    August 14, 2013
By: Coliseum Capital, LLC,            -----------------------------------    ---------------
General Partner                       **Signature of Reporting Person            Date

Coliseum Capital Partners II, L.P.    /s/ Christopher Shackelton, Manager    August 14, 2013
By: Coliseum Capital, LLC,            -----------------------------------    ---------------
General Partner                       **Signature of Reporting Person            Date

Blackwell Partners, LLC               /s/ Christopher Shackelton, Manager    August 14, 2013
By: Coliseum Capital Management,      -----------------------------------    ---------------
LLC, Attorney-in-fact                 **Signature of Reporting Person            Date

Adam Gray                             /s/ Adam Gray                          August 14, 2013
                                      -----------------------------------    ---------------
                                      **Signature of Reporting Person            Date

**Intentional misstatements or omissions of facts constitute Federal Criminal
  Violations.

See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).